Exhibit 99.1

FFIC FLUSHING
Financial Corporation

FLUSHING FINANCIAL CORPORATION
220 RXR PLAZA
UNIONDALE, NY 11556
ATTN: SUSAN K. CULLEN

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern Time, on April 1, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/FFIC2026SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern Time, on April 1, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on April 1, 2026.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V85710-S33646 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FLUSHING FINANCIAL CORPORATION

A Proposals — The Board of Directors recommends a vote FOR Proposal 1, FOR Proposal 2, and FOR Proposal 3.

		For	Against	Abstain
1.	A proposal to adopt the Agreement and Plan of Merger, dated as of December 29, 2025, by and among Flushing, OceanFirst Financial Corp., a Delaware corporation ("OceanFirst"), and Apollo Merger Sub Corp., a Delaware corporation and wholly-owned subsidiary of OceanFirst ("Merger Sub") (as such agreement may be amended from time to time, the "merger agreement"), a copy of which is attached as **Annex A** to the accompanying joint proxy statement/prospectus, which provides that, on the terms and subject to the conditions set forth in the merger agreement, Merger Sub will merge with and into Flushing (the "first merger"), with Flushing surviving the first merger, and, immediately following the first merger, Flushing will merge with and into OceanFirst (the "second merger," and together with the first merger, the "mergers"), with OceanFirst surviving the second merger. Upon consummation of the first merger, each share of Flushing common stock issued and outstanding immediately prior to the effective time of the first merger, subject to certain exceptions, will be converted into the right to receive 0.85 of a share of common stock, par value $0.01 per share, of OceanFirst ("OceanFirst common stock"), as well as cash in lieu of fractional shares of OceanFirst common stock (the "Flushing merger proposal")	☐	☐	☐
2.	A proposal to approve, on a non-binding, advisory basis, the compensation that Flushing's named executive officers may receive in connection with the mergers pursuant to agreements or arrangements with Flushing (the "Flushing compensation proposal")	☐	☐	☐
3.	A proposal to approve one or more adjournments of the Flushing special meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the Flushing merger proposal (the "Flushing adjournment proposal")	☐	☐	☐

In their discretion, the proxies are authorized to vote upon other business as may properly come before the meeting or at any adjournment thereof.

B Authorized Signatures — This section must be completed for your vote to be counted — Date and Sign Below

Please sign exactly as your name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement is available at www.proxyvote.com. IF YOU HAVE NOT VOTED VIA INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE V85711-S33646 Proxy — Flushing Financial Corporation PROXY FOR SPECIAL MEETING OF STOCKHOLDERS APRIL 2, 2026 The undersigned hereby appoints Maria A. Grasso and Susan K. Cullen, and each of them, proxies for the undersigned, with full power of substitution and revocation in each, to vote all shares of Flushing Financial Corporation Common Stock which the undersigned may be entitled to vote at the Special Meeting of Stockholders of Flushing Financial Corporation to be held on Thursday, April 2, 2026 at 10:00 a.m., New York Time, virtually at www.virtualshareholdermeeting.com/FFIC2026SM, or at any adjournment thereof. Please indicate your vote by telephone or over the Internet as described on the reverse side of this proxy card, or mark, date, sign and return this proxy as indicated on the reverse side to vote on any Proposal. If you wish to vote by mail in accordance with the Board of Directors’ recommendations, please sign on the reverse side and return promptly in the enclosed envelope; no boxes need to be checked. The shares represented by this proxy will be voted as directed by the stockholder(s). If no direction is given when the duly executed proxy is returned, such shares will be voted FOR Proposal 1, FOR Proposal 2, and FOR Proposal 3. TO DIRECT A VOTE, PLEASE INDICATE YOUR INSTRUCTIONS BY TELEPHONE OR OVER THE INTERNET AS DESCRIBED ON THE REVERSE SIDE, OR MARK, DATE AND SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. Continued and to be signed on reverse side

FFIC FLUSHING Financial Corporation

FLUSHING FINANCIAL CORPORATION
220 RXR PLAZA
UNIONDALE, NY 11556
ATTN: SUSAN K. CULLEN

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern Time, on March 26, 2026. Have your voting instruction card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/FFIC2026SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern Time, on March 26, 2026. Have your voting instruction card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your voting instruction card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on March 26, 2026.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V85712-S33646 KEEP THIS PORTION FOR YOUR RECORDS

THIS VOTING INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

FLUSHING FINANCIAL CORPORATION

A Proposals — The Board of Directors recommends a vote FOR Proposal 1, FOR Proposal 2, and FOR Proposal 3.

		For	Against	Abstain
1.	A proposal to adopt the Agreement and Plan of Merger, dated as of December 29, 2025, by and among Flushing, OceanFirst Financial Corp., a Delaware corporation ("OceanFirst"), and Apollo Merger Sub Corp., a Delaware corporation and wholly-owned subsidiary of OceanFirst ("Merger Sub") (as such agreement may be amended from time to time, the "merger agreement"), a copy of which is attached as **Annex A** to the accompanying joint proxy statement/prospectus, which provides that, on the terms and subject to the conditions set forth in the merger agreement, Merger Sub will merge with and into Flushing (the "first merger"), with Flushing surviving the first merger, and, immediately following the first merger, Flushing will merge with and into OceanFirst (the "second merger," and together with the first merger, the "mergers"), with OceanFirst surviving the second merger. Upon consummation of the first merger, each share of Flushing common stock issued and outstanding immediately prior to the effective time of the first merger, subject to certain exceptions, will be converted into the right to receive 0.85 of a share of common stock, par value $0.01 per share, of OceanFirst ("OceanFirst common stock"), as well as cash in lieu of fractional shares of OceanFirst common stock (the "Flushing merger proposal")	☐	☐	☐
2.	A proposal to approve, on a non-binding, advisory basis, the compensation that Flushing's named executive officers may receive in connection with the mergers pursuant to agreements or arrangements with Flushing (the "Flushing compensation proposal")	☐	☐	☐
3.	A proposal to approve one or more adjournments of the Flushing special meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the Flushing merger proposal (the "Flushing adjournment proposal")	☐	☐	☐

In their discretion, the proxies are authorized to vote upon other business as may properly come before the meeting or at any adjournment thereof.

B Authorized Signatures — This section must be completed for your vote to be counted — Date and Sign Below

Please sign exactly as your name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Attention 401(k) participants: This voting instruction card, when completed, signed and returned, or your telephone or Internet voting instruction, will constitute voting instructions to the trustee or administrator for shares of common stock of Flushing Financial Corporation (the “Company”) in which you have a voting interest held through the Flushing Bank 401(k) Savings Plan (the “401(k) Plan”). If your instructions are not received by 11:59 p.m., Eastern Time, on March 26, 2026, the shares in which you have a voting interest held through the 401(k) Plan will be voted by the applicable trustee in the same proportion as the shares for which timely instructions were received from other participants. Your voting instructions will be kept confidential. Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement is available at www.proxyvote.com. IF YOU HAVE NOT VOTED VIA INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE V85713-S33646Voting Instruction Card — Flushing FinancialCorporation TRUSTEE UNDER THE FLUSHING BANK 401(K) SAVINGS PLAN RE: FLUSHING FINANCIAL CORPORATION SPECIAL MEETING APRIL 2, 2026 Receipt of proxy soliciting material for the above meeting is acknowledged. As to common stock of Flushing Financial Corporation of which I am entitled to direct the voting under the Flushing Bank 401(k) Savings Plan, you are instructed to sign and forward a proxy in the form solicited by the Board of Directors, and to direct a vote as set forth on the reverse side. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side